Exhibit 99.1


            Insurance Auto Auctions Announces Second Quarter Results



    WESTCHESTER, Ill.--(BUSINESS WIRE)--Aug. 9, 2006--Insurance Auto Auctions, Inc., a leading provider of automotive salvage and claims processing services in the United States, today announced results for the second quarter of 2006. The Company recorded revenues for the quarter of $78.3 million compared to $71.9 million in the second quarter of 2005, an increase of 9 percent year-over-year. Fee income in the second quarter increased to $66.4 million versus $61.3 million in the second quarter of last year. IAA reported Consolidated EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), consistent with the definition in the Company's senior credit agreement, of $13.2 million during the quarter. Consolidated EBITDA is a non-GAAP measure that the Company uses as a primary measurement of its financial results because it is indicative of the relative strength of the Company's operating performance. As previously reported, the quarter was down compared to the prior year as a result of lower same store volumes in large part due to the inability to sell those vehicles damaged in a flood at the Company's Grand Prairie, Texas facility.
    "In the second quarter we saw a continuation of the trends that we have seen over the past several quarters, including higher sales, record returns for our suppliers, and strong cash flow generation," said Tom O'Brien, CEO. "Our unique dual bidding strategy, which combines live physical auctions with a real-time Internet bidding capability using our state-of-the-art I-bid LIVE product, remains unmatched in our industry and continues to drive new buyers to our auctions."
    IAA has aggressively expanded its geographic footprint during the year, making seven acquisitions that have added 15 new locations to the Company's national network of sites. In March, IAA purchased NW Penn. Auction Sales/Warren County Salvage located in Erie, Pennsylvania. In April, IAA purchased Indiana Auto Storage Pools two locations in Indianapolis and South Bend.
    After the end of the second quarter, IAA acquired Gardner's Insurance Auction in Missoula, Montana. This acquisition was quickly followed by the purchase of Auto Disposal Systems, Inc. in Dayton, Ohio, one of the largest independent salvage pool companies in the United States. The Auto Disposal Systems acquisition links the adjacent IAA facilities in the Midwest and East with the addition of five facilities in Cincinnati, Cleveland, Columbus, Dayton and Lima, Ohio, plus facilities in Ashland, Kentucky and Buckhannon, West Virginia. Next, the Company announced the purchase of Lenders & Insurers' three locations blanketing the state of Iowa. The sites are located in Des Moines, Cedar Falls and Sioux City. Just last week, IAA announced the acquisition of Salvage Management of Syracuse in Cicero, New York.
    O'Brien added, "We believe our year-to-date efforts on the expansion front will pay significant dividends for both IAA and our customers as we remain focused on upgrading our service offering to our existing buyer base while simultaneously attracting additional buyers in new geographic markets. We have been able to acquire several premiere independent salvage operators that will present our buyers with a greater supply of vehicles over an expanded geographic base. The fifteen new locations we have added so far in 2006 have bridged our excellent company-owned Midwest and East Coast operations through our entry into six new states, which is even more powerful considering the excellent coverage in those new states. Going forward, we will continue to pursue both acquisition and Greenfield opportunities in order to further strengthen our national presence in order to better service our customers."

    About Insurance Auto Auctions, Inc.

    Insurance Auto Auctions, Inc., founded in 1982, a leader in automotive total loss and specialty salvage services in the United States, provides insurance companies with cost-effective, turn-key solutions to process and sell total-loss and recovered-theft vehicles. The Company currently has 95 sites across the United States.

    Forward-Looking Statements

    The statements in this release should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K for the year ended December 25, 2005, as amended. The statements contained in this release that are not historical facts are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially form those projected, expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as "may," "will," "should," "anticipates," "predict," "projects," "targeting," "potential," "or "contingent," the negative of these terms, or other similar expressions. Our actual results could differ materially from those discussed in or implied by forward-looking statements for various reasons, including those discussed in "Risk Factors" in our Form 10-K for the year ended December 25, 2005, as amended. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to publish, update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

    Additional information about Insurance Auto Auctions, Inc. is available on the World Wide Web at www.iaai.com

    Financial Tables Follow...


            INSURANCE AUTO AUCTIONS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED BALANCE SHEETS
            (dollars in thousands except per share amounts)


                                            SUCCESSOR      SUCCESSOR
                                          -------------- -------------
                                             June 25,    December 25,
                                               2006          2005
                                          -------------- -------------
                                             (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                    $25,619       $25,882
   Accounts receivable, net                      47,007        46,920
   Inventories                                   21,099        19,611
   Income taxes receivable                        3,751         2,732
   Deferred income taxes                          6,512         8,511
   Other current assets                           6,039         5,323
                                          -------------- -------------
       Total current assets                     110,027       108,979
                                          -------------- -------------
Property and equipment, net                      78,230        77,231
Intangible assets, net                          122,565       126,378
Goodwill                                        206,628       191,266
Other assets                                     10,488        11,006
                                          -------------- -------------
                                               $527,938      $514,860
                                          ============== =============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                             $44,883       $38,022
   Accrued liabilities                           18,736        17,445
   Obligations under capital leases                 334           367
   Obligations under line of credit               7,000             -
   Current installments of long-term debt         1,143         1,143
                                          -------------- -------------
       Total current liabilities                 72,096        56,977
                                          -------------- -------------

Deferred income taxes                            35,892        37,582
Other liabilities                                12,415        12,765
Obligations under capital leases                    158           329
Senior notes                                    150,000       150,000
Long-term debt, excluding current
 installments                                   112,610       113,183
                                          -------------- -------------
       Total liabilities                        383,171       370,836
                                          -------------- -------------

Shareholders' equity:
   Common stock, par value of $.01 per
    share 100 shares authorized, issued
    and outstanding                                   -             -
   Additional paid-in capital                   150,776       149,458
   Retained loss                                 (6,009)       (5,434)
                                          -------------- -------------
       Total shareholders' equity               144,767       144,024
                                          -------------- -------------
                                               $527,938      $514,860
                                          ============== =============



            INSURANCE AUTO AUCTIONS, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (dollars in thousands)


                                          THREE MONTHS
                                          (unaudited)
                          --------------------------------------------
                            SUCCESSOR      SUCCESSOR     PREDECESSOR
                          -------------- -------------- --------------
                                            May 25 -      March 28 -
                             June 25        June 26,       May 24,
                               2006           2005           2005
                          -------------- -------------- --------------
Revenues:
  Fee income                    $66,366        $19,242        $42,102
  Vehicle sales                  11,938          3,119          7,399
                          -------------- -------------- --------------
                                 78,304         22,361         49,501

Cost of Sales
  Branch cost                    49,975         14,481         29,877
  Vehicle cost                   10,178          2,652          6,175
                          -------------- -------------- --------------
                                 60,153         17,133         36,052

    Gross profit                 18,151          5,228         13,449

Operating expense:
  Selling, general and
   administrative                11,377          3,400          5,773
  Loss (gain) on sale
   of property and
   equipment                         11             17           (864)
  Loss related to flood             310              -              -
  Merger costs                        -          5,021         14,508
                          -------------- -------------- --------------
                                 11,698          8,438         19,417

    Earnings (loss)
     from operations              6,453         (3,210)        (5,968)

Other (income) expense
  Interest expense                6,741          2,642            148
  Other income                     (123)           (41)        (2,411)
                          -------------- -------------- --------------
    Earnings (loss)
     before income taxes           (165)        (5,811)        (3,705)

Income taxes                        (94)        (1,311)         1,756
                          -------------- -------------- --------------
    Net loss                       $(71)       $(4,500)       $(5,461)
                          ============== ============== ==============


                                           SIX MONTHS
                                          (unaudited)
                          --------------------------------------------
                            SUCCESSOR      SUCCESSOR     PREDECESSOR
                          -------------- -------------- --------------
                                            May 25 -     December 27,
                             June 25,       June 26,    2004 - May 24,
                               2006           2005           2005
                          -------------- -------------- --------------
Revenues:
  Fee income                   $133,145        $19,242       $103,203
  Vehicle sales                  22,812          3,119         17,242
                          -------------- -------------- --------------
                                155,957         22,361        120,445

Cost of Sales
  Branch cost                    98,219         14,481         72,554
  Vehicle cost                   19,351          2,652         14,640
                          -------------- -------------- --------------
                                117,570         17,133         87,194

    Gross profit                 38,387          5,228         33,251

Operating expense:
  Selling, general and
   administrative                23,236          3,400         15,822
  Loss (gain) on sale
   of property and
   equipment                         17             17           (896)
  Loss related to flood           3,170              -              -
  Merger costs                        -          5,021         15,741
                          -------------- -------------- --------------
                                 26,423          8,438         30,667

    Earnings (loss)
     from operations             11,964         (3,210)         2,584

Other (income) expense
  Interest expense               13,193          2,642            567
  Other income                     (246)           (41)        (2,442)
                          -------------- -------------- --------------
    Earnings (loss)
     before income taxes           (983)        (5,811)         4,459

Income taxes                       (408)        (1,311)         4,899
                          -------------- -------------- --------------
    Net loss                      $(575)       $(4,500)         $(440)
                          ============== ============== ==============



            INSURANCE AUTO AUCTIONS, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (dollars in thousands)


                                    SUCCESSOR            PREDECESSOR
                          ----------------------------- --------------
                                                         December 27,
                             June 25,       May 25 -    2004 - May 24,
                               2006      June 26, 2005       2005
                          -------------- -------------- --------------
                           (unaudited)    (unaudited)    (unaudited)
Cash flows from operating
 activities:
Net loss                          $(575)       $(4,500)         $(440)
Adjustments to reconcile
 net loss to net cash
 provided by operating
 activities:
   Depreciation and
    amortization                 10,573          1,859          5,464
   (Gain) loss on disposal
    of fixed assets                 817             17           (896)
   Share-based
    compensation expense          1,168              -              -
   Amortization of debt
    costs                           723             60              -
   Deferred compensation
    related to restricted
    stock                             -              -          4,343
   Deferred income taxes          2,054          1,489         (1,448)
   Tax benefit related to
    employee stock
    compensation                      -            678          8,394

   Changes in assets and
    liabilities (excluding
    effects of acquired
    companies):
     (Increase) decrease
      in:
       Accounts
        receivable, net             964         13,880         (5,312)
       Income tax
        receivable                 (931)        (7,464)        (2,618)
       Inventories               (1,165)           124           (472)
       Other current
        assets                     (616)        (2,574)          (520)
       Other assets                 (52)           (72)          (827)
     Increase (decrease)
      in:
       Accounts payable           6,861        (20,321)         6,719
       Accrued liabilities          (79)        (7,308)        12,279
       Income taxes                   -              -         (1,067)
                          -------------- -------------- --------------
         Total adjustments       20,317        (19,632)        24,039
                          -------------- -------------- --------------
   Net cash provided by
    (used in) operating
    activities                   19,742        (24,132)        23,599
                          -------------- -------------- --------------

Cash flows from investing
 activities:
 Purchase of IAAI., Inc.              -       (356,753)             -
 Capital expenditures            (8,123)        (1,612)        (8,221)
 Acquisition, net of cash
  acquired                      (18,418)             -           (600)
 Proceeds from disposal of
  property and equipment            291             22          1,391
                          -------------- -------------- --------------
    Net cash used in
     investing activities       (26,250)      (358,343)        (7,430)
                          -------------- -------------- --------------

Cash flows from financing
 activities:
 Proceeds from issuance of
  common stock                        -              -            905
 Contributed capital                150        143,600              -
 Proceeds from short-term
  borrowings                      7,000              -          3,000
 Payment of financing and
  other fees                       (128)       (12,758)             -
 Principal payments on
  long-term debt                   (573)       (22,125)        (3,762)
 Purchase of treasury
  stock                               -              -             (1)
 Principal payments on
  capital leases                   (204)           (79)          (614)
 Issuance of senior notes             -        150,000              -
 Issuance of term loan                -        115,000              -
                          -------------- -------------- --------------
Net cash provided by (used
 in) financing activities         6,245        373,638           (472)
                          -------------- -------------- --------------

Net increase (decrease)
 increase in cash and cash
 equivalents                       (263)        (8,837)        15,697
Cash and cash equivalents
 at beginning of period          25,882         29,022         13,325
                          -------------- -------------- --------------
Cash and cash equivalents
 at end of period               $25,619        $20,185        $29,022
                          ============== ============== ==============

Supplemental disclosures
 of cash flow information:
   Interest paid                $12,623             $9           $689
                          ============== ============== ==============
   Income taxes paid               $436         $3,987         $1,654
                          ============== ============== ==============
   Income taxes refunded         $1,966             $-            $26
                          ============== ============== ==============
Non-cash transactions:
   Options exchanged in
    merger transaction               $-         $5,653             $-
                          ============== ============== ==============


    CONTACT: Insurance Auto Auctions, Inc.
             Scott Pettit, 708-492-7040
             www.iaai.com
             or
             Ashton Partners
             Mike Banas (Media Inquiries), 312-553-6704 mbanas@ashtonpartners.com